                                                                     Exhibit 3.4

                           ARTICLES OF INCORPORATION
                                      OF
                         WILSONS LEATHER HOLDINGS INC.


     The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

     The name of this Corporation is Wilsons Leather Holdings Inc.

                                  ARTICLE II

     The registered office of this Corporation is located at 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The registered agent at such office is Jonathan G. Halper.

                                  ARTICLE III

     This Corporation is authorized to issue an aggregate total of 1,000 shares, all of which shall be designated Common Stock, having a par value of $.01 per share.

                                  ARTICLE IV

     The name and address of the incorporator of this Corporation is as follows:

                                 Amy M. Greene
                              Faegre & Benson LLP
                              2200 Norwest Center
                            90 South Seventh Street
                         Minneapolis, Minnesota 55402

                                   ARTICLE V

     No shareholder of this Corporation shall have any cumulative voting rights.

                                  ARTICLE VI

     No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                  ARTICLE VII

     The names of the first directors of this Corporation are Joel N. Waller and David L. Rogers.

                                 ARTICLE VIII

     Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                  ARTICLE IX

     No director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of May, 1996.



                                   /s/ Amy M. Greene
                                   --------------------------------------------
                                   Amy M. Greene, Incorporator

                              STATE OF MINNESOTA                          #5
                              SECRETARY OF STATE
                    NOTICE OF CHANGE OF REGISTERED OFFICE/
                               REGISTERED AGENT

     Please read the instructions on the back before completing this form.

1.   Corporate Name:

     Wilsons Leather Holdings Inc.
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2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

     7401 Boone Avenue North         Brooklyn Park           MN           55428
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             Street                       City             State       Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations):
                      ---------

     None
     ---------------------------------------------------------------------------
       If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.


        /s/ David L. Rogers
-----------------------------------
    Signature of Authorized Person

Name and Telephone Number of a Contact Person:  Pearl Masloski (612) 391-4452
                                                --------------------------------
                                                please print legibly

________________________________________________________________________________
                                                          Office Use Only
Filing Fee:    Minnesota Corporations, Cooperatives and
            Limited Liability Companies: $35.00.

     Non-Minnesota Corporations:  $50.00.

     Make checks payable to Secretary of State

Return to:  Minnesota Secretary of State
          180 State Office Bldg.
          100 Constitution Ave.
          St. Paul, MN  55155-1299
          (612) 296-2803